UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                       January 19, 2000 (January 18, 2000)
                       -----------------------------------
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
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             (Exact name of registrant as specified in its charter)


      Pennsylvania                    000-22026                 25-1407782
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 (State or other jurisdiction   (Commission File Number)    (IRS Employer
         of corporation)                                     Identification No.)



One RentWay Place, Erie, Pennsylvania         16505
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(Address of principal executive offices)     Zip Code



Registrant's telephone number, including area code:        (814) 455-5378
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


Item 5.           Other Events


The registrant issued the following press release on January 18, 2000:

     Erie, PA.-- Rent-Way, Inc. (NYSE: RWY) today announced the promotion of Jeffrey A. Conway, currently Senior Vice President and Chief Financial Officer, to the office of President and Chief Operating Officer effective immediately. To fill Mr. Conway's position, RentWay has hired William A. McDonnell as Vice President and Chief Financial Officer. Mr. McDonnell is expected to start by the first of February.

"In order to continue our rapid expansion we must strengthen our senior team. Over the years, as I have worked on acquisitions and more strategic initiatives, Jeff has worked tirelessly as CFO to keep our business plan on track." said William E. Morgenstern, Chairman and CEO.

"Bill McDonnell is no stranger to RentWay", said Morgenstern. "Most recently, he was a Director in the Global Distribution Group for the Bank of Montreal. Prior to that, for nearly three years, Bill was Vice President and Relationship Manager in the Emerging Majors Group for Harris Bank. Harris Bank is a wholly owned subsidiary of The Bank of Montreal, a major player in RentWay's bank syndicate. For several years Bill has been reviewing monthly financial and operational reports about our company. He has personally been involved in the financing of our largest acquisitions and is very familiar with our industry and company. His prior exposure to detailed financial and operational information should make the transition relatively easy."

Gerald A. Ryan, co-founder and Chairman Emeritus said, "I think this move is perfect. Our company has always worked hard to allow people to grow and work themselves into a position that utilizes their greatest strengths. Bill and Jeff are a great team. The two of them have big plans for the future and expanding the leadership to include someone of McDonnell's experience in finance is, quite simply, a smart move."

"My respect and faith in Conway is no secret", said Morgenstern. "I would never have the time to focus on growth opportunities without him. We are a very fortunate company to have this kind of player on the team and redefining our duties will result in tremendous synergy."

"Bill Morgenstern and I will continue to work closely together", Conway said. "It is my objective to continue Rent-Way's philosophy of making customers and employees feel welcome, wanted and important. We have built a solid company that has the ability to continue to grow, and I am honored to be offered the opportunity to take this step."

Rent-Way is the second-largest operator of rental-purchase stores in the USA. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances through 1088 stores operating in 41 states.

For more information visit www.rentway.com











                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                       Rent-Way, Inc.
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                                                        (Registrant)






Date      January 19, 2000                       /s/ Matthew J. Marini
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                                                         (Signature)
                                                     Matthew J. Marini
                                        Controller and Chief Accounting Officer